Exhibit 99.1

Date                                 Vested Options
--------------------------------     ------------------------------

May 29, 2009                         50,208
June 29, 2009                        50,208
July 29, 2009                        50,209
August 29, 2009                      50,208
September 29, 2009                   50,208
October 29, 2009                     50,209
November 29, 2009                    50,208
December 29, 2009                    50,208
January 29, 2010                     50,209
February 29, 2010                    50,208
March 29, 2010                       50,208
April 29, 2010                       50,209